UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

SILEXION THERAPEUTICS CORP
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

On June 16, 2025 Silexion Therapeutics Corp, or Silexion, filed with the Securities and Exchange Commission the definitive proxy materials for its upcoming 2025 annual general meeting, or the meeting, to be held on July 7, 2025 at 9:00 a.m., Eastern time/ 4:00 p.m. local (Israel) time, on July 7, 2025 at the offices of our external legal counsel, Meitar Law Offices, 16 Abba Hillel Road, 10th floor, Ramat Gan, Israel 5250608. The 2025 annual general meeting may also be attended virtually over the internet. You will be able to attend, and submit your questions during (but not speak at or vote at), the meeting online by visiting https://www.cstproxy.com/silexion/2025, or by calling 1-800-450-7155 (toll-free, within the U.S. and Canada) or +1 857-999-9155 (outside of the U.S. and Canada, standard rates apply), conference ID: 9030147#.

This supplement to the definitive proxy statement for the meeting is being filed to inform shareholders that the record date of shareholders entitled to notice of, and to vote at, the meeting has been updated to the close of business on Tuesday, June 24, 2025 (not Monday, June 16, 2025, as had been indicated in the originally-filed definitive proxy statement). All other information related to the meeting remains as it appeared in the originally-filed definitive proxy statement.